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                                                                 EXHIBIT (e)(10)
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[LOGO OF AIG AMERICAN GENERAL]                                                                              Cash Surrender Request

American General Life Insurance Company (AGL),
    [ ] Fixed Life Service Center - P. O. Box 4373, Houston, TX 77210-4373
    [ ] Variable Life Service Center - P. O. Box 4880, Houston, TX 77210-4880
Member of American International Group, Inc.
Instructions for completing this form are listed on the back.
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1.      CONTRACT         CONTRACT No.: __________________________________________________________________________________________
        IDENTIFICATION
                         OWNER: _______________________________________________   SSN/TIN OR EIN: _______________________________

    [ ] Check Here if    ADDRESS: _____________________________________________   PHONE No.: ____________________________________
        New Address
                                  _____________________________________________

                         EMAIL ADDRESS (optional): ______________________________________________________________________________

                         INSURED/ANNUITANT (if other than Owner): _______________________________________________________________
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2.  [ ] EXCHANGE OF      Name of new carrier: ___________________________________________________________________________________
        CONTRACTS        To complete this transfer as a tax-free exchange under Section 1035 of the Internal Revenue Code, the exchanging company must submit the required exchange form(s) and this form signed by an authorized officer of the exchanging company.
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3.  [ ] TRANSFER/        My new contract is a [ ] 403(b) [ ] IRA [ ] Pension Trust [ ] HR-10 [ ] Other __________________________
        ROLLOVER
                         Make payable to and mail to:

                         Name: __________________________________________________________________________________________________

Address: _______________________________________________________________________________________________
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4.  [ ] INCOME TAX       [ ] I DO NOT WANT INCOME TAX WITHHELD                    [ ] I WANT INCOME TAX WITHHELD
        WITHHOLDING
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5. [ ]  SPECIAL          [ ] Pay Proceeds to the Contract Owner
        PAYMENT          [ ] Make Payable to: ___________________________________________________________________________________

        AND MAILING      Mail to: [ ] Contract Owner  [ ] Agent  [ ] Other
        INSTRUCTIONS              Name: _________________________________________________________________________________________

                                  Address: ______________________________________________________________________________________
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6.      SIGN HERE FOR    Is this distribution being used as a source to fund a new contract? Yes [ ]  No [ ].
        ABOVE REQUEST    If yes, is the new contract with The United States Life Insurance Company in the City of New York (USL)
                         or one of the companies listed above?
                         Yes [ ] No [ ]. If yes, please circle the company.
                                                                          AGL       USL

                         In consideration of and in exchange for the cash surrender value, as defined in the contract provisions, this contract is hereby cancelled. It is understood that the entire liability of the life insurance company which issued this contract is hereby discharged and terminated upon receipt of this completed form at the Service Center. If your contract is being exchanged under IRS Section 1035, this contract must be assigned to the new carrier for this specific reason. It is expressly represented and warranted that no other person, firm or corporation has any interest in said contract except the undersigned and that there are no tax liens, insolvency or bankruptcy proceedings pending against the undersigned.

                         Under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer identification number, and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to back-up withholding as a result of a failure to report all interest or dividends, or (c) the
                         IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person
                         (including a U.S. resident alien). The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.
                            ____________________________________________    _____________________________________________________
                             Signature of Owner                Date               Signature of Co-owner          Date
                                                                               (or other party having interest in contract)

                                         RETURN COMPLETED FORM TO THE ADDRESS OF THE COMPANY CHECKED ABOVE.
                                                             [GRAPHIC APPEARS HERE]
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AGLC0112 Rev0403                                                     Page 1 of 2

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                                            - Instructions and Conditions -
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1.      CONTRACT         Complete all contract information in this section. You may use this form for multiple contracts that
        IDENTIFICATION   have the same contract owner and require the same signatures.
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2.      EXCHANGE OF      Complete this section if you are exchanging this contract for another contract.
        CONTRACTS
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3.      TRANSFER/        Complete this section if proceeds are to be made payable and sent to another party as a direct transfer
        ROLLOVER         or rollover. If these funds are moving to an account with a different tax status, additional requirements may be needed.
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4.      INCOME TAX       Select desired Income Tax Withholding Election.
        WITHHOLDING
                         Internal Revenue Service regulations require that 10% withholding will occur unless you elect not to have withholding apply.

                         A mandatory 20% withholding applies to a distribution from a qualified pension, profit-sharing plan, or tax sheltered annuity, unless you make a direct rollover or transfer of the amount withdrawn. If the distribution is not eligible for rollover, the withholding is 10% on the gain and you may elect out of withholding.

                         The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
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5.      SPECIAL          Complete this section if the proceeds are to be payable to someone other than the contract owner or
        PAYMENT          mailed to an address other than the address of record. This section can also be used to communicate
        AND MAILING      special use of proceeds (e.g., premium payments, loan payments, etc.).
        INSTRUCTIONS
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6.      SIGN HERE FOR    If you are replacing this contract with a new one, your agent is required to furnish a comparison to
        ABOVE REQUEST    you so that you can review the benefits of each plan.

                         Your requested disbursement of contract values is payable at the Service Center of the life insurance company which issued the contract ("the Company") and only in exchange for a completed written request form acceptable and required by the Company.

                         This request must be dated and all required signatures must be written in ink, using full legal names.

                         Taxpayer Identification Number Certification: You must cross out item 2 if you have been notified by the
                         IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return.

                         This request must be signed by:

                         .  the person or persons who have the rights of ownership under the terms of the contract (co-owners, irrevocable beneficiary);

                         .  by an Assignee if any; and

                         .  by any other party who may have an interest in the contract by legal proceedings or statutes.

                         Special circumstances - Corporate ownership: The signature of one officer followed by the officer's title is required. The request must be submitted on a piece of corporate letterhead or paper with the corporate seal signed by that officer; Partnerships: The full name of the partnership should be written followed by the signatures of all partner(s), other than the Insured; Trust: If the contract is owned by or assigned to a Trustee, current Trustee(s) signatures are required as instructed by the trust agreement.  Validation of Trustee(s) signatures may be required.
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AGLC0112 Rev0403                                                   Page 2 of 2